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                                                                   EXHIBIT 3.1D


                            ARTICLES OF INCORPORATION
                                                           File
                                                           Number 3-1-65.6 1397

1. NAME                                 2. ADDRESS OF REGISTERED OFFICE
     CNK CHEMICAL REALTY CORPORATION       123 South Broad Street, Philadelphia,
                                           c/o C T Corporation System


3. PURPOSE(S) OF CORPORATION (ADDITIONAL PAGES MAY BE ATTACHED)

          To purchase, take, receive, lease or otherwise acquire, own, hold, use, improve and otherwise deal in and with, and sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of lands, real estate, real property, and interests, rights and equities of all kinds in land.

4. TERM OF EXISTENCE
                                                               perpetual

5. STOCK (ADDITIONAL PAGES MAY BE ATTACHED)

          The aggregate number of shares which the corporation shall have authority to issue is one thousand shares of common stock of the par value of $1.00, per share.

6. FIRST DIRECTORS

           NAME                                         ADDRESS
           ----                                         -------
     WILLIAM E. HETZEL, JR.              84 State Street, Boston, Massachusetts
     WILLIAM W. OWENS, JR.               84 State Street, Boston, Massachusetts
     WILLARD G. McGRAW, JR.              84 State Street, Boston, Massachusetts

7. INCORPORATORS

                                                                   NO. &
           NAME                      ADDRESS                  CLASS OF SHARES
           ----                      -------                  ---------------
     JAMES J. SHERMAN     3 Eleanor Road, Salem, Mass.           1--Common
     ANN NEWMAN           115 Walnut Street, Malden, Mass.       1--Common
     RICHARD T. RIZZI     11 Emmons Street, Milford, Mass.       1--Common

8. SIGNED AND SEALED THIS 5th DAY OF FEBRUARY 19__,

  /s/ JAMES J. SHERMAN                   /s/ RICHARD T. RIZZI
-------------------------------- (SEAL) --------------------------------- (SEAL)

  /s/ ANN NEWMAN                        /s/ [Signature]
-------------------------------- (SEAL) --------------------------------- (SEAL)

9. DATE APPROVED          10. APPROVED: SECRETARY OF THE COMMONWEALTH

   February 8, 1965